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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT")


                              SERVICEWARE.COM, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

            PENNSYLVANIA                              25-1647861
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         333 ALLEGHENY AVENUE
         OAKMONT, PENNSYLVANIA                                    15139
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(Address of Principal Executive Offices)                        (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates:

     333-33818
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   (If applicable)


Securities to be registered pursuant to Section 12(b) of the Exchange Act:


         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered

NOT APPLICABLE                                  NOT APPLICABLE
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Securities to be registered pursuant to Section 12(g) of the Exchange Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
COMMON SHARES, NO PAR VALUE PER                 NASDAQ NATIONAL MARKET
SHARE                                           --------------------------------
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the common stock, no par value per share of ServiceWare.com, Inc. as set forth under the caption "Description of Capital Stock" in (1) the prospectus (subject to completion) dated March 31, 2000 and included in Part I of the Registration Statement (Registration No. 333-33818) on Form S-1 (as amended by Amendment No. 1 dated April 7, 2000, the "Registration Statement") of the registrant originally filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on March 31, 2000 and (2) the related final form of the prospectus to be filed with the SEC pursuant to Rule 424(b) of the Securities Act, is incorporated herein by reference.

         Copies of such description will be filed with the NASDAQ National Market System.

ITEM 2.  EXHIBITS

         The following exhibits are filed as part of this registration statement:


    Exhibit No.   Exhibit Description
    -----------   -------------------

       3.1* Form of Amended and Restated Certificate of Incorporation of the Registrant

       3.2*       Form of By-Laws of the Registrant.

*Previously filed with the Commission as exhibits to the Registration Statement and incorporated herein by reference pursuant to Rule 12b-32(a) of the Exchange Act and Rule 102 of Regulation S-T.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                          SERVICEWARE.COM, INC.
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                                              (Registrant)

Date:   April 10, 2000                 By:  /s/ Mark Tapling
                                          ----------------------
                                          Name:  Mark Tapling
                                          Title: President and Chief Executive
                                                 Officer